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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As Independent public accountants, we hereby consent to the incorporation of our report dated February 7, 2001, included in this Form 10-K into the Company's previously filed Registration Statement No. 333-34047 on Form S-8.

                      ARTHUR ANDERSEN LLP

Portland, Oregon,
March 27, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS